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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                                    FORM 8-K



                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



Date of Report:                     March 20, 1996




                             HEALTHSOUTH Corporation
            ---------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)




            Delaware                 1-10315                    63-0860407
       ------------------           ---------                  ------------
        (State or Other            (Commission               (I.R.S. Employer
Jurisdiction of Incorporation      File Number)             Identification No.)
        or Organization)



    Two Perimeter Park South
       Birmingham, Alabama                                         35243
  ----------------------------                                 -------------
     (Address of Principal                                       (Zip Code)
      Executive Offices)



Registrant's Telephone Number,                                 (205) 967-7116
    Including Area Code:




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ITEM 5.           OTHER EVENTS

         HEALTHSOUTH Corporation (the "Company") is filing this Current Report on Form 8-K to announce its financial results for the month of February 1996. These consolidated results reflect the operations of the Company following consummation of its merger with Surgical Care Affiliates, Inc. ("SCA"), which was completed January 17, 1996 and which was accounted for as a pooling of interests. HEALTHSOUTH is filing this Report to comply with provisions of the Plan and Agreement of Merger with SCA.

         For the month of February 1996, HEALTHSOUTH's consolidated revenues were approximately $167,064,000 and its consolidated net income was approximately $16,205,000, or $.10 per share on a fully-diluted basis. Weighted average common and common equivalent shares outstanding for the month were 154,423,000 shares.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:             March 20, 1996.

                             HEALTHSOUTH Corporation


                             By    /s/ ANTHONY J. TANNER
                            ----------------------------------------
                                       Anthony J. Tanner
                                    Executive Vice President
                                        and Secretary






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